Exhibit 4.6

Warrant

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”) AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

WARRANT TO PURCHASE 1,645,000 SHARES OF COMMON STOCK

CAPTERRA FINANCIAL GROUP, INC.
(a Colorado Corporation)
Not Transferable or Exercisable Except
Upon Conditions Herein Specified
Void after 5:00 O’Clock p.m.,
Mountain Time, on September 29, 2015

CAPTERRA FINANCIAL GROUP, INC., a Colorado corporation (the “Company”) hereby certifies that WESTMOUNTAIN ASSET MANAGEMENT, INC., a corporation organized under the laws of the State of Colorado, its registered successors and permitted assigns registered on the books of the Company maintained for such purposes as the registered holder hereof (the “Holder”), for value received, is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company (the “Shares”), stated above at the exercise price of $.001 per Share (the “Exercise Price”) (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

1. Exercise of Warrants.

(a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company at 1621 18th Street, Suite 250, Denver, CO 80202, or at such other place as the Company may designate by notice to the Holder hereof, together with payment in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased.  In the alternative, the Holder may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares being issued pursuant to such exercise.  This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

(b) This Warrant may be exercised in whole or in part at any time prior to 5:00 o’clock P.M., Mountain Time, on September 29, 2015.

2. Exchange and Transfer of Warrant. This Warrant at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.  This Warrant may not be sold, transferred, hypothecated or assigned, in whole or in part except to a wholly-owned Affiliate of the Holder.

3. Rights and Obligations of Warrant Holder.

(a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

(b) No Holder of this Warrant Certificate, as such, shall be entitled to vote or receive distributions or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive distributions, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to distributions on the Company’s common stock.

4. Shares Underlying Warrants. The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefore, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of Shares sufficient to permit the exercise in full of this Warrant.

5. Disposition of Warrants or Shares.

(a) The holder of this Warrant Certificate and any permitted transferee hereof or of the Shares issuable upon the exercise of the Warrant Certificate, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”) and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

(b) The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with conspicuous legend in substantially the following form:

“The securities represented by this certificate have not been registered under either the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”) and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the company of such other evidence as may be satisfactory to counsel of the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts.”

The Company has not agreed to register any of the holder’s shares of Common Stock of the Company with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Act or the State Acts and, the Company has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of the holder’s shares of Common Stock of the Company with respect to which this Warrant may be exercised. Hence, it is the understanding of the holders of this Warrant that by virtue of the provisions of certain rules respecting “restricted securities” promulgated by the SEC, the shares of Common Stock of the Company with respect to which this Warrant may be exercisable may be required to be held indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from such registration is available, in which case the holder may still be limited as to the number of shares of Common Stock of the Company with respect to which this Warrant may be exercised that may be sold.

6. Adjustments.  In case the Company shall: (i) pay a dividend in Shares, (ii) subdivide its outstanding Shares into a greater number of Shares, (iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue, by reclassification of its Shares, any shares of its capital stock, the amount of Shares purchasable upon the exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrant that number of Shares which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to Warrants exercised between such record date or effective date and the date of happening of any such event.

7. Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares with respect to which this Warrant is exercised. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Current Market Price of the Shares on the business day next preceding the day of exercise.

8. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

9. Survival. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate.

10. Notices. Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at its, his or her address as it appears on the books of the Company.

CAPTERRA FINANCIAL GROUP, INC.

By:          /s/ Gregory C. Venn

Title:      President

Date:      September 29, 2010

PURCHASE FORM

 ______________, 20__

TO: CAPTERRA FINANCIAL GROUP, INC.

The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of __________ shares of the Common Stock, of CAPTERRA FINANCIAL GROUP, INC. and either (i) hereby makes payment of $__________ in accordance with the provisions of Section 1 of the Warrant Certificate in payment of the purchase price thereof or (ii) elects to exercise the Warrant on a net basis by checking this box ☐.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Please typewrite or print in block letters)

Address:

WESTMOUNTAIN ASSET MANAGEMENT,
INC.

By:
Its:
Date: